Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of November [●], 2024, between Canoo, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (including each purchaser’s successors and assigns, the “Purchaser”).

Recitals

Subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

Terms and Conditions

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I
Definitions

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement: the following terms have the meanings set forth in this Section 1.1:

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.2.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Per Share Purchase Price” equals $0.3992, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but on or prior to the Closing Date.

“Original Contract” means that certain agreement between the Company and Purchaser, including any purchase orders or similar instruments, pursuant to which Purchaser has provided goods or services to the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

Stock Purchase Agreement	Page 1

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to the Purchaser at the Closing.

“Registration Statement” means the effective registration statement with Commission File No. 333-280962 that registers the sale of the Shares to the Purchaser.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Subscription Amount” means the aggregate amount to be paid for the Shares purchased hereunder, either in immediately available funds or as consideration for services rendered under the Original Contract, as specified below the Purchaser’s name on the Signature Page of this Agreement and next to the heading “Subscription Amount”.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTCQB Venture Marketplace (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, NY 10004, and any successor transfer agent of the Company.

ARTICLE II
Purchase and Sale

2.1           Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agree to purchase, up to the Shares identified on the Signature Pages hereto. The Purchaser shall deliver the consideration for the Shares, and the Company shall deliver to the Purchaser the Shares as determined pursuant to Section 2.3(a), and the Company and the Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of the Company, 15520 Highway 114, Justin, TX 76247, or such other location or by electronic exchange of documents, as the parties shall mutually agree. There is no placement agent or underwriter for this offering. The Shares are being issued directly by the Company to the Purchaser.

2.2           Prospectus. Each Purchaser represents to the Company that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the prospectus contained in the Registration Statement filed by the Company with the Commission, if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act), that have been or will be filed with the Commission and delivered to the Purchaser on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company, and a prospectus supplement relating thereto. The Purchaser acknowledges that, prior to the delivery of this Agreement by the Purchaser to the Company, the Purchaser will receive certain additional information regarding the Offering, including pricing information. Such information may be provided to the Purchaser by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

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2.3           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)           a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver Shares equal to the Subscription Amount divided by the Per Share Purchase Price, rounded down to the nearest share, registered in the name of the Purchaser in book entry form or via The Depository Trust Company Deposit or Withdrawal at Custodian system, as noted on the Purchaser’s signature page hereto, and

(iii)          the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)           On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            this Agreement duly executed by the Purchaser; and

(ii)           each Purchaser’s Subscription Amount.

2.4           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            all obligations and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(ii)           the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)            all obligations and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(ii)           the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

2.5           [ACCORD AND SATISFACTION. In lieu of all its currently outstanding monetary obligations under the Original Contract, the Company shall pay to Seller the negotiated and settled sum of the number of Shares indicated on the signature page hereto. Seller agrees to accept the Shares in lieu of all remaining obligations owing by the Company under the Original Contract. Notwithstanding anything in the Original Contract to the contrary, when and to the extent delivered by the Company, the Shares constitute final payment and full satisfaction of all amounts currently owed by the Company under the Original Contract. In consideration of this accord and satisfaction, upon delivery of the Shares, both parties will be fully relieved of all further obligations under the Original Contract and each party will be fully relieved of further liability to the other party arising out of the Original Contract, except for such provisions of the Original Contract that expressly survive by the terms of the Original Contract.]

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ARTICLE III
Miscellaneous

3.1           Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

3.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.3           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

3.4           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Following the Closing, the Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the Purchaser.

3.5           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns only, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.6           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts of Delaware or the United States District Court for the District of Delaware,. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such court is an improper or inconvenient venue for such suit, action or Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence a suit, action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such suit, action or Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such suit, action or Proceeding.

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3.7           Execution. This Agreement may be executed by electronic signature and in counterparts, all of which when taken together shall be considered one and the same agreement and this Agreement shall become effective when each party has delivered its signature to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed), with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.8           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3.9           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

3.10         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

3.14         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Canoo, Inc.	Address for Notice:

15520 Highway 114
By:	Justin, TX 76247
Name:
Its:

Stock Purchase Agreement	Company Signature Page

IN WITNESS WHEREOF, the undersigned has caused this Common Stock Purchase Agreement to be duly executed by an authorized signatory as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:
Address for Notice to Purchaser:
EIN Number:

Subscription Amount
Number of Shares
Payment Method (cash or services rendered)

Book Entry or DWAC Delivery (if DWAC, complete the below)

DTC Participant Account Name:
DTC Participant Account Number:

Stock Purchase Agreement	Signature Page